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                                                                   Exhibit 3.1.1

                           CERTIFICATE OF AMENDMENT
                          OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                RADIO ONE, INC.

   Under Section 242 of the General Corporation Law of the State of Delaware
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     Pursuant to Section 242 of the General Corporation Law of the State of
Delaware, the undersigned, being the Assistant Secretary of Radio One, Inc., a Delaware corporation (hereinafter called the "Corporation") does hereby certify that:

     FIRST:   The name of the Corporation is Radio One, Inc.

     SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 15, 1996, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 1999, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2000.

     THIRD:   The Amended and Restated Certificate of Incorporation of the
Corporation is hereby amended to effect changes in Article IV Section 4.3(d)(i) and (v) thereof, accordingly Article IV Section 4.3(d)(i) and (v) of the Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as follows:

                                  ARTICLE IV

     Section 4.3(d) Conversion of Common Stock.

          "(i) Conversion of Class A Common. Subject to the terms and conditions stated herein, the holder of any shares of Class A Common shall have the right at any time, at such holder's option, to convert all or a portion of the shares of Class A Common so held into the same number of shares of Class C Common or Class D Common. Such right of conversion shall be exercised (A) by giving written notice (the "Notice") to the Corporation at least ten (10) days prior to the Conversion Date (as defined below) specifying therein that the holder elects to convert a stated number of shares of Class A Common into shares of Class C Common or Class D Common on the date specified in such Notice (the "Conversion Date") and (B) by surrendering the certificate or certificates representing at least the number of shares of Class A Common to be converted to the Corporation at its principal office at any time during the usual business hours on or before the Conversion Date, duly endorsed in blank by the owner of the certificate so surrendered, together with a statement of the name or names (with addresses) of the Person or Persons in whose name or names the certificate or certificates for shares issued on conversion shall be registered. Shares of Class A Common that have been converted hereunder shall not be canceled but shall remain as treasury shares unless retired by resolution of the Board of Directors."
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          "(v) Surrender of Certificates.  Subject to the other provisions of this Section 4.3 and of ARTICLE IX of this Amended and Restated Certificate of Incorporation, promptly after (A) the Conversion Date and (B) the surrender of such certificate or certificates representing the share or shares of Class A Common, Class B Common or Class C Common to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder requesting conversion, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of the class of Common Stock issuable upon the conversion of such share or shares, together with a certificate or certificates evidencing any balance of the shares of the class surrendered to the Corporation but not then being converted. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the later of the Conversion Date or the date upon which the Corporation shall have received the certificate or certificates representing the shares to be converted, and at such time the rights of the holder of such share or shares as such holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares of Class A Common, Class C Common or Class D Common, as the case may be."

     FOURTH:   The amendment of the Amended and Restated Certificate of
Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 21/st/ day of September, 2000.


                                        RADIO ONE, INC.



                                        By: /s/ Linda J. Eckard
                                           ---------------------------
                                           Name:  Linda J. Eckard
                                           Title: Assistant Secretary

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